Consent of Independent Accountants

To the Trustees of Standish, Ayer & Wood Master Portfolio:

      RE:   Standish Diversified Income Portfolio
            Standish Fixed Income Portfolio
            Standish Global Fixed Portfolio
            Standish Short Term Asset Reserve Portfolio
            (hereinafter referred to as "the Portfolios")

We consent to the inclusion in Post-Effective Amendment No. 92 to the Registration Statement on Form N-1A, under the Securities Act of 1933, (1933 Act File Number 33-8214) as amended of Standish Ayer & Wood Master Portfolio: (the "Portfolios"), of our reports dated February 18, 1999, on our audits of the financial statements and supplemental data of the Portfolios, which reports are included in the Annual Report to Shareholders for the periods stated therein, which is also included in this Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the prospectus and "Experts and Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP


Boston, Massachusetts
February 26, 1999